Exhibit 99.1

News Release

For Immediate Release	Contact: W. Mark Tatterson
July 23, 2026	Chief Financial Officer
(800) 445-1347 ext. 8716

United Bankshares, Inc. Announces Record Earnings

for the Second Quarter of 2026

WASHINGTON, D.C. and CHARLESTON, WV-- United Bankshares, Inc. (NASDAQ: UBSI) (“United”), today reported record earnings for the second quarter of 2026 of $131.4 million, or $0.95 per diluted share. Second quarter of 2026 results produced annualized returns on average assets, average shareholders’ equity, and average tangible common equity, a non-GAAP measure, of 1.56%, 9.53%, and 15.15%, respectively.

“We delivered record results in the second quarter, and our consistent and disciplined approach to managing our Company’s affairs continues to pay dividends,” stated Richard M. Adams, Jr., United’s Chief Executive Officer. “We look forward to continued growth in the second half of the year.”

Earnings for the first quarter of 2026 were $124.2 million, or $0.89 per diluted share, and annualized returns on average assets, average shareholders’ equity, and average tangible common equity were 1.49%, 9.08%, and 14.40%, respectively. Earnings for the second quarter of 2025 were $120.7 million, or $0.85 per diluted share, and annualized returns on average assets, average shareholders’ equity, and average tangible common equity were 1.49%, 9.05%, and 14.67%, respectively.

United Bankshares, Inc. Announces…

July 23, 2026

Page Two

Second quarter of 2026 compared to the first quarter of 2026

Earnings for the second quarter of 2026 were $131.4 million, or $0.95 per diluted share, as compared to earnings of $124.2 million, or $0.89 per diluted share, for the first quarter of 2026.

Net interest income for the second quarter of 2026 was $285.3 million, an increase of $2.8 million, or 1%, from the first quarter of 2026. Fully tax-equivalent net interest income, a non-GAAP measure which adjusts for the tax-favored status of income from certain loans and investments, also increased $2.8 million, or 1%, from the first quarter of 2026. The net interest margin was 3.81% and 3.80% for the second quarter of 2026 and the first quarter of 2026, respectively. The interest spread for the second quarter of 2026 increased 1 basis point to 3.07% from the first quarter of 2026 due to a 3 basis point decrease in the average cost of funds partially offset by a 2 basis point decrease in the yield on average earning assets. The decrease in the average cost of funds was primarily due to a 2 basis point decrease in the rate paid on average interest-bearing deposits. The decrease in the yield on average earning assets was driven by a 6 basis point decrease in the yield on average net loans and loans held for sale partially offset by a 19 basis point increase in the yield on average investment securities. Acquired loan accretion income was $5.0 million for the second quarter of 2026, a decrease of $2.5 million from the first quarter of 2026 which contributed to an approximately 4 basis point decrease in the interest spread and in the net interest margin. The increase in the yield on average investment securities reflects United’s strategic purchases of higher yielding investment securities throughout 2026.

The provision for credit losses for the second quarter of 2026 was $5.0 million as compared to $7.8 million for the first quarter of 2026. The provision for credit losses for the second quarter of 2026 reflected $5.1 million of net charge-offs and a relatively flat allowance for loan & lease losses from the prior quarter-end. The provision for credit losses for the first quarter of 2026 reflected $5.7 million of net charge-offs and a $2.1 million increase in the allowance for loan & lease losses from the prior quarter-end.

Noninterest income for the second quarter of 2026 was $38.5 million, an increase of $4.4 million, or 13%, from the first quarter of 2026 driven by a $2.7 million increase in other noninterest income and smaller increases in several other categories of noninterest income. The increase in other noninterest income was primarily due to higher market values of underlying investments associated with postretirement benefit plans, which was largely offset by an increase in postretirement benefit costs recorded in noninterest expense as described below. Additionally, net gains on investment securities of $2.8 million for the second quarter of 2026 included a $5.9 million gain as a result of the sale of an unaffiliated company in which United held an investment that was recorded within other investment securities, a $5.7 million gain from a VISA share exchange, and $1.0 million in unrealized fair value gains on equity securities. The gain on the VISA share exchange included $1.8 million that was realized through the sale of eligible shares and the remainder of which related to shares held at fair value at quarter-end and which are eligible to be sold in the third quarter of 2026. Partially offsetting these gains on investment securities was a $9.7 million loss on the sale of $81.0 million of available for sale (“AFS”) investment securities. Net gains on investment securities of $2.3 million for the first quarter of 2026 were primarily due to gains on sales of equity securities.

United Bankshares, Inc. Announces…

July 23, 2026

Page Three

Noninterest expense for the second quarter of 2026 was $154.7 million, an increase of $1.9 million, or 1%, from the first quarter of 2026. The increase in noninterest expense was driven by a $3.1 million increase in employee compensation partially offset by a $1.8 million decrease in the expense for the reserve for unfunded loan commitments. The increase in employee compensation was primarily due to the timing of annual salary increases, stock-based compensation costs, and employee incentives. The decrease in the expense for the reserve for unfunded loan commitments reflected a smaller increase in outstanding loan commitments during the second quarter of 2026 as compared with the increase during the first quarter of 2026. Additionally, employee benefits were $16.3 million for the second quarter of 2026 as compared to $16.0 million for the first quarter of 2026 as an increase in employee benefits driven by higher postretirement benefit costs and higher health insurance expenses was largely offset by a decrease in Federal Insurance Contributions Act (“FICA”) costs.

For the second quarter of 2026, income tax expense was $32.8 million as compared to $31.8 million for the first quarter of 2026. This increase in income tax expense was driven by the impact of higher earnings partially offset by a lower effective tax rate. United’s effective tax rate was 20.0% and 20.4% for the second quarter of 2026 and first quarter of 2026, respectively.

Second quarter of 2026 compared to the second quarter of 2025

Earnings for the second quarter of 2026 were $131.4 million, or $0.95 per diluted share, as compared to earnings of $120.7 million, or $0.85 per diluted share, for the second quarter of 2025.

Net interest income for the second quarter of 2026 increased $10.8 million, or 4%, from the second quarter of 2025. Fully tax-equivalent net interest income also increased $10.8 million, or 4%, from the second quarter of 2025. The increase in net interest income and fully tax-equivalent net interest income was primarily due to a lower rate paid on average interest-bearing deposits and an increase in average net loans and loans held for sale. These increases to net interest income and fully tax-equivalent net interest income were partially offset by a lower yield on average net loans and loans held for sale and an increase in average interest-bearing deposits. The rate paid on average interest-bearing deposits decreased 38 basis points from the second quarter of 2025. Average net loans and loans held for sale increased $970.6 million, or 4%, from the second quarter of 2025. The yield on average net loans and loans held for sale decreased 27 basis points from the second quarter of 2025. Acquired loan accretion income decreased $6.8 million from the second quarter of 2025. Average interest-bearing deposits increased $900.5 million, or 5%, from the second quarter of 2025. The net interest margin was 3.81% for both the second quarter of 2026 and the second quarter of 2025.

The provision for credit losses was $5.0 million for the second quarter of 2026 as compared to $5.9 million for the second quarter of 2025.

Noninterest income for the second quarter of 2026 increased $7.0 million, or 22%, from the second quarter of 2025 driven by increases in net gains on investment securities of $2.4 million, other noninterest income of $1.9 million, and fees from brokerage services of $1.9 million. Net gains on investment securities for the second quarter of 2026 of $2.8 million included the aforementioned gain as a result of the sale of an unaffiliated company in which United held an investment, the VISA share exchange gain, and unrealized fair value gains on equity securities. Partially offsetting these gains on investment securities was a loss on the sale of AFS investment securities. The increase in other noninterest income was primarily due to higher market values of underlying investments associated with postretirement benefit plans. The increase in fees from brokerage services was primarily due to higher volume driven by growth in the business.

United Bankshares, Inc. Announces…

July 23, 2026

Page Four

Noninterest expense for the second quarter of 2026 increased $6.7 million, or 5%, from the second quarter of 2025 primarily due to a $3.6 million increase in employee compensation and a $2.9 million increase in employee benefits. The increase in employee compensation was primarily due to higher salaries, brokerage commissions, employee incentives, and stock-based compensation costs. The increase in employee benefits was primarily due to higher postretirement benefit costs. Additionally, smaller increases in several other categories of noninterest expense were largely offset by a $1.2 million decrease in other noninterest expense. Other noninterest expense for the second quarter of 2025 included $961 thousand of merger-related expenses related to the acquisition of Atlanta-based Piedmont Bancorp, Inc. (“Piedmont”), which was completed on January 10, 2025.

For the second quarter of 2026, income tax expense was $32.8 million as compared to $31.4 million for the second quarter of 2025. This increase in income tax expense was driven by the impact of higher earnings partially offset by a lower effective tax rate. United’s effective tax rate was 20.0% and 20.6% for the second quarter of 2026 and second quarter of 2025, respectively.

First half of 2026 compared to the first half of 2025

Earnings for the first half of 2026 were $255.6 million, or $1.83 per diluted share, as compared to earnings of $205.0 million, or $1.44 per diluted share, for the first half of 2025.

Net interest income for the first half of 2026 was $567.8 million, an increase of $33.2 million, or 6%, from the first half of 2025. Fully tax-equivalent net interest income also increased $33.2 million, or 6%, from the first half of 2025. The increase in net interest income and fully tax-equivalent net interest income was primarily due to an increase in average net loans and loans held for sale and a lower rate paid on average interest-bearing deposits. These increases to net interest income and fully tax-equivalent net interest income were partially offset by a lower yield on average net loans and loans held for sale and an increase in average interest-bearing deposits. Average net loans and loans held for sale increased $1.2 billion, or 5%, from the first half of 2025. The rate paid on average interest-bearing deposits decreased 37 basis points from the first half of 2025. The yield on average net loans and loans held for sale decreased 17 basis points from the first half of 2025. Acquired loan accretion income decreased $5.3 million from the first half of 2025. Average interest-bearing deposits increased $1.1 billion, or 6%, from the first half of 2025. The net interest margin was 3.80% and 3.75% for the first half of 2026 and the first half of 2025, respectively.

The provision for credit losses was $12.7 million for the first half of 2026. The provision for credit losses was $35.0 million for the first half of 2025, which included $18.7 million of provision recorded on purchased non-credit deteriorated (“non-PCD”) loans from Piedmont.

Noninterest income for the first half of 2026 increased $11.6 million, or 19%, from the first half of 2025 driven by increases in net gains on investment securities of $4.1 million, fees from brokerage services of $3.7 million, and other noninterest income of $2.7 million. Net gains on investment securities for the first half of 2026 included the gain as a result of the sale of an unaffiliated company in which United held an investment, the VISA share exchange gain, unrealized fair value gains on equity securities, and a gain on the sale of equity securities. Partially offsetting these gains on investment securities was a loss on the sale of AFS investment securities. The increase in fees from brokerage services was primarily due to higher volume driven by growth in the business. The increase in other noninterest income was primarily due to higher market values of underlying investments associated with postretirement benefit plans.

United Bankshares, Inc. Announces…

July 23, 2026

Page Five

Noninterest expense for the first half of 2026 was $307.5 million while noninterest expense was $301.6 million for the first half of 2025, which included $12.6 million in merger-related expenses. The increase in noninterest expense was driven by a $6.2 million increase in employee compensation, a $5.6 million increase in employee benefits, a $1.2 million increase in the expense for the reserve for unfunded loan commitments, and smaller increases in several other categories of noninterest expense. These increases in noninterest expense were partially offset by a $6.4 million decrease in other noninterest expense, a $2.3 million decrease in data processing, and smaller decreases in several other categories of noninterest expense. The increase in employee compensation was primarily due to higher brokerage commissions, employee incentives, salaries, and stock-based compensation costs. Employee compensation for the first half of 2025 included $1.5 million in merger-related expenses. The increase in employee benefits was primarily due to higher postretirement benefit and FICA costs. The expense for the reserve for unfunded loan commitments for the first half of 2026 of $2.1 million was primarily due to an increase in outstanding loan commitments. The expense for the reserve for unfunded loan commitments for the first half of 2025 of $909 thousand included $4.1 million in merger-related expense from the acquisition. Other noninterest expense for the first half of 2025 included $7.0 million of merger-related expenses. The decrease in data processing was primarily due to technology contract renegotiations.

For the first half of 2026, income tax expense was $64.6 million as compared to $54.0 million for the first half of 2025. This increase in income tax expense was driven by the impact of higher earnings partially offset by a lower effective tax rate. United’s effective tax rate was 20.2% and 20.9% for the first half of 2026 and first half of 2025, respectively.

Credit Quality

At June 30, 2026, non-performing loans (“NPLs”) were $110.6 million, or 0.44% of loans & leases, net of unearned income. Total non-performing assets (“NPAs”) were $120.9 million, including other real estate owned (“OREO”) of $10.2 million, or 0.36% of total assets at June 30, 2026. At March 31, 2026, NPLs were $102.8 million, or 0.41% of loans & leases, net of unearned income. Total NPAs were $113.2 million, including OREO of $10.4 million, or 0.34% of total assets at March 31, 2026. At December 31, 2025, NPLs were $101.5 million, or 0.41% of loans & leases, net of unearned income. Total NPAs were $110.3 million, including OREO of $8.9 million, or 0.33% of total assets at December 31, 2025.

As of June 30, 2026, the allowance for loan & lease losses was $299.5 million, or 1.20% of loans & leases, net of unearned income. As of March 31, 2026, the allowance for loan & lease losses was $299.6 million, or 1.20% of loans & leases, net of unearned income. At December 31, 2025, the allowance for loan & lease losses was $297.5 million, or 1.20% of loans & leases, net of unearned income.

Net charge-offs were $5.1 million, or 0.08% on an annualized basis as a percentage of average loans & leases, net of unearned income for the second quarter of 2026. Net charge-offs were $5.7 million, or 0.09% on an annualized basis as a percentage of average loans & leases, net of unearned income for the first quarter of 2026. Net charge-offs were $8.4 million, or 0.14% on an annualized basis as a percentage of average loans & leases, net of unearned income for the second quarter of 2025. Net charge-offs were $10.8 million, or 0.09% on an annualized basis as a percentage of average loans & leases, net of unearned income for the first half of 2026. Net charge-offs were $16.4 million, or 0.14% on an annualized basis as a percentage of average loans & leases, net of unearned income for the first half of 2025.

United Bankshares, Inc. Announces…

July 23, 2026

Page Six

Capital

United continues to be well-capitalized based upon regulatory guidelines. United’s estimated risk-based capital ratio is 15.6% at June 30, 2026, while estimated Common Equity Tier 1 capital, Tier 1 capital, and leverage ratios are 13.3%, 13.3%, and 11.3%, respectively. The regulatory requirements for a well-capitalized financial institution are a risk-based capital ratio of 10.0%, a Common Equity Tier 1 capital ratio of 6.5%, a Tier 1 capital ratio of 8.0%, and a leverage ratio of 5.0%.

During the second quarter of 2026, United repurchased, under a previously announced stock repurchase plan, approximately 1.5 million shares of its common stock at an average price per share of $43.93. During the first half of 2026, United repurchased, under a previously announced stock repurchase plan, approximately 3.2 million shares of its common stock at an average price per share of $41.78.

About United Bankshares, Inc.

United Bankshares, Inc. (NASDAQ: UBSI) is a financial services company with consolidated assets of approximately $34 billion as of June 30, 2026. United is the 39th largest banking company in the U.S. based on market capitalization. It is the parent company of United Bank, which comprises over 240 offices located across Washington, D.C., Virginia, West Virginia, Maryland, North Carolina, South Carolina, Ohio, Pennsylvania, and Georgia. For more information, visit ubsi-inc.com.

United Bankshares, Inc. Announces…

July 23, 2026

Page Seven

Cautionary Statements

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its June 30, 2026 consolidated financial statements on Form 10-Q. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of June 30, 2026 and will adjust amounts preliminarily reported, if necessary.

Use of non-GAAP Financial Measures

This press release contains certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”). Generally, United has presented these “non-GAAP” financial measures because it believes that these measures provide meaningful additional information to assist in the evaluation of United’s results of operations or financial position. Presentation of these non-GAAP financial measures is consistent with how United’s management evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in the banking industry.

Specifically, this press release contains certain references to financial measures identified as fully tax-equivalent (FTE) net interest income, average tangible common equity, return on average tangible common equity, and tangible book value per share. Management believes these non-GAAP financial measures to be helpful in understanding United’s results of operations or financial position.

Net interest income, the yield on earning assets, yield on investment securities, net interest margin, and interest spread are presented in this press release on a fully tax-equivalent basis. The fully tax-equivalent basis adjusts for the tax-favored status of income from certain loans and investments. Although these are non-GAAP measures, United’s management believes these measures are more widely used within the financial services industry and provide better comparability of net interest income arising from taxable and tax-exempt sources and additional insight into the net interest margin by adjusting for differences in tax treatment of interest income sources. United uses this measure to monitor net interest income performance, net interest margin and yields on earning assets and investment securities and to manage its balance sheet composition. The tax-equivalent adjustment combines amounts of interest income on federally nontaxable loans and investment securities using the statutory federal income tax rate of 21%.

Tangible common equity is calculated as GAAP total shareholders’ equity minus total intangible assets. Tangible common equity can thus be considered the most conservative valuation of the company. Tangible common equity is also presented on a per common share basis and considering net income, a return on average tangible common equity. Management provides these amounts to facilitate the understanding of as well as to assess the quality and composition of United’s capital structure. By removing the effect of intangible assets that result from merger and acquisition activity, the “permanent” items of shareholders’ equity are presented. These measures, along with others, are used by management to analyze capital adequacy and performance.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as reconciliation to that comparable GAAP financial measure can be found in the attached financial information tables to this press release. Investors should recognize that United’s presentation of these non-GAAP financial measures might not be comparable to similarly titled measures at other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and United strongly encourages a review of its condensed consolidated financial statements in their entirety.

Forward-Looking Statements

In this report, we have made various statements regarding current expectations or forecasts of future events, which speak only as of the date the statements are made. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are also made from time-to-time in press releases and in oral statements made by the officers of the Company. Forward-looking statements can be identified by the use of the words “expect,” “may,” “could,” “intend,” “project,” “estimate,” “believe,” “anticipate,” and other words of similar meaning. Such forward-looking statements are based on assumptions and estimates, which although believed to be reasonable, may turn out to be incorrect. Therefore, undue reliance should not be placed upon these estimates and statements. United cannot assure that any of these statements, estimates, or beliefs will be realized and actual results may differ from those contemplated in these “forward-looking statements.” The following factors, among others, could cause the actual results of United’s operations to differ materially from its expectations: (1) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve and the trade and tariff policies; (2) general competitive, economic, political and market conditions and other factors that may affect future results of United, including changes in asset quality and credit risk; the economic impact of oil and gas prices; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms; (3) deposit attrition, client loss or revenue loss following completed mergers or acquisitions that may be greater than anticipated; (4) regulatory change risk resulting from new laws, rules, regulations, or accounting principles, including, without limitation, the possibility that regulatory agencies may require higher levels of capital above the current regulatory-mandated minimums and the possibility of changes in accounting standards, policies, principles and practices; (5) the cost and effects of cyber incidents or other failures, interruptions, or security breaches of United’s systems and those of our customers or third-party providers; (6) competitive pressures on product pricing and services; (7) success, impact, and timing of United’s business strategies, including market acceptance of any new products or services; (8) volatility and disruptions in global capital and credit markets; (9) operational, technological, cultural, regulatory, legal, credit and other risks associated with the exploration, consummation and integration of potential future acquisitions; (10) catastrophic events such as hurricanes, tornados, earthquakes, floods or other natural or human disasters, including public health crises and infectious disease outbreaks, as well as any government actions in response to such events; (11) geopolitical risk from terrorist activities and armed conflicts that may result in economic and supply disruptions, and loss of market and consumer confidence; (12) the risks of fluctuations in market prices for United common stock that may or may not reflect economic condition or performance of United; and (13) the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations. For more information about factors that could cause actual results to differ materially from United’s expectations, refer to its reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov. Further, any forward-looking statement speaks only as of the date on which it is made, and United undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. You are advised to consult further disclosures United may make on related subjects in our filings with the SEC.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended			Six Months Ended
	June 2026	March 2026	June 2025	June 2026	June 2025
EARNINGS SUMMARY:
Interest income	$418,197	$415,929	$421,196	$834,126	$824,843
Interest expense	132,885	133,414	146,659	266,299	290,251

Net interest income	285,312	282,515	274,537	567,827	534,592
Provision for credit losses	4,961	7,776	5,889	12,737	34,992
Noninterest income	38,506	34,063	31,460	72,569	61,014
Noninterest expense	154,715	152,814	148,020	307,529	301,593

Income before income taxes	164,142	155,988	152,088	320,130	259,021
Income taxes	32,765	31,788	31,367	64,553	53,994

Net income	$131,377	$124,200	$120,721	$255,577	$205,027

PER COMMON SHARE:
Net income:
Basic	$0.95	$0.89	$0.85	$1.84	$1.44
Diluted	0.95	0.89	0.85	1.83	1.44
Cash dividends	0.38	0.38	0.37	$0.76	$0.74
Book value	40.24	39.65	37.80
Closing market price	$45.83	$41.42	$36.43
Common shares outstanding:
Actual at period end, net of treasury shares	136,942,149	138,431,009	141,909,452
Weighted average-basic	137,982,273	139,566,209	142,206,539	138,691,869	142,175,506
Weighted average-diluted	138,417,644	140,092,196	142,444,497	139,162,099	142,465,543
FINANCIAL RATIOS:
Return on average assets	1.56%	1.49%	1.49%	1.53%	1.28%
Return on average shareholders’ equity	9.53%	9.08%	9.05%	9.31%	7.78%
Return on average tangible common equity (non-GAAP)(1)	15.15%	14.40%	14.67%	14.77%	12.67%
Average shareholders’ equity to average assets	16.38%	16.45%	16.42%	16.42%	16.42%
Net interest margin (FTE)	3.81%	3.80%	3.81%	3.80%	3.75%

		June 30 2026	March 31 2026	December 31 2025	June 30 2025
PERIOD END BALANCES:
Assets		$33,751,832	$33,705,380	$33,660,281	$32,783,363
Earning assets		30,066,445	30,034,591	30,014,321	29,046,827
Loans & leases, net of unearned income		24,994,524	24,863,138	24,709,122	24,050,222
Loans held for sale		35,224	29,235	31,277	37,053
Investment securities		3,659,031	3,530,568	3,400,400	3,396,653
Total deposits		27,170,747	27,120,883	27,060,939	26,335,874
Shareholders’ equity		5,510,537	5,488,126	5,495,983	5,364,541

Note: (1) See information under the “Selected Financial Ratios” table for a reconciliation of non-GAAP measure.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income

	Three Months Ended			Six Months Ended
	June 2026	March 2026	June 2025	June 2026	June 2025
Interest & Loan Fees Income (GAAP)	$418,197	$415,929	$421,196	$834,126	$824,843
Tax equivalent adjustment	787	780	791	1,567	1,573

Interest & Fees Income (FTE) (non-GAAP)	418,984	416,709	421,987	835,693	826,416
Interest Expense	132,885	133,414	146,659	266,299	290,251

Net Interest Income (FTE) (non-GAAP)	286,099	283,295	275,328	569,394	536,165
Provision for Credit Losses	4,961	7,776	5,889	12,737	34,992
Noninterest Income:
Fees from trust services	5,190	4,857	4,931	10,047	9,713
Fees from brokerage services	6,764	7,403	4,862	14,167	10,507
Fees from deposit services	10,069	9,577	9,664	19,646	18,971
Bankcard fees and merchant discounts	2,367	1,977	2,102	4,344	3,853
Other charges, commissions, and fees	1,226	1,099	1,154	2,325	2,235
Income from bank-owned life insurance	3,134	2,994	3,618	6,128	6,988
Income from mortgage banking activities	2,922	2,555	2,603	5,477	5,082
Net gains on investment securities	2,785	2,265	425	5,050	946
Other noninterest income	4,049	1,336	2,101	5,385	2,719

Total Noninterest Income	38,506	34,063	31,460	72,569	61,014

Noninterest Expense:
Employee compensation	66,549	63,493	62,929	130,042	123,795
Employee benefits	16,296	15,980	13,434	32,276	26,725
Net occupancy	13,108	13,013	12,525	26,121	25,126
Data processing	7,148	7,001	7,952	14,149	16,407
Amortization of intangibles	1,838	1,838	2,341	3,676	4,682
OREO expense	516	475	236	991	258
Net losses on the sale of OREO properties	37	—	16	37	5
Equipment expense	9,435	8,740	8,551	18,175	17,133
FDIC insurance expense	4,550	4,476	4,532	9,026	9,260
Expense for the reserve for unfunded loan commitments	175	1,972	(748)	2,147	909
Other noninterest expense	35,063	35,826	36,252	70,889	77,293

Total Noninterest Expense	154,715	152,814	148,020	307,529	301,593

Income Before Income Taxes (FTE) (non-GAAP)	164,929	156,768	152,879	321,697	260,594
Tax equivalent adjustment	787	780	791	1,567	1,573

Income Before Income Taxes (GAAP)	164,142	155,988	152,088	320,130	259,021
Taxes	32,765	31,788	31,367	64,553	53,994

Net Income	$131,377	$124,200	$120,721	$255,577	$205,027

MEMO: Effective Tax Rate	19.96%	20.38%	20.62%	20.16%	20.85%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Balance Sheets

	June 30	March 31	December 31	June 30
	2026	2026	2025	2025
Cash & Cash Equivalents	$2,081,303	$2,305,034	$2,542,250	$2,314,692
Securities Available for Sale	3,319,750	3,212,072	3,059,452	3,074,071
Less: Allowance for credit losses	—	—	—	—

Net available for sale securities	3,319,750	3,212,072	3,059,452	3,074,071
Securities Held to Maturity	1,020	1,020	1,020	1,020
Less: Allowance for credit losses	(14)	(16)	(16)	(18)

Net held to maturity securities	1,006	1,004	1,004	1,002
Equity Securities	30,107	12,248	34,760	21,996
Other Investment Securities	308,168	305,244	305,184	299,584

Total Securities	3,659,031	3,530,568	3,400,400	3,396,653

Total Cash and Securities	5,740,334	5,835,602	5,942,650	5,711,345

Loans held for sale	35,224	29,235	31,277	37,053
Commercial Loans & Leases	19,216,523	19,160,057	19,049,978	18,478,990
Mortgage Loans	4,958,277	4,896,513	4,854,418	4,773,340
Consumer Loans	831,438	818,169	816,224	808,536

Gross Loans	25,006,238	24,874,739	24,720,620	24,060,866
Unearned income	(11,714)	(11,601)	(11,498)	(10,644)

Loans & Leases, net of unearned income	24,994,524	24,863,138	24,709,122	24,050,222
Allowance for Loan & Lease Losses	(299,504)	(299,599)	(297,518)	(307,962)

Net Loans	24,695,020	24,563,539	24,411,604	23,742,260
Goodwill	2,018,848	2,018,848	2,018,848	2,018,910
Other Intangibles	28,591	30,429	32,267	36,948
Operating Lease Right-of-Use Asset	92,772	87,841	89,312	91,071
Other Real Estate Owned	10,212	10,390	8,857	6,331
Bank Owned Life Insurance	558,032	551,306	547,127	541,216
Other Assets	572,799	578,190	578,339	598,229

Total Assets	$33,751,832	$33,705,380	$33,660,281	$32,783,363

MEMO: Interest-earning Assets	$30,066,445	$30,034,591	$30,014,321	$29,046,827

Interest-bearing Deposits	$20,439,014	$20,710,965	$20,487,309	$19,708,609
Noninterest-bearing Deposits	6,731,733	6,409,918	6,573,630	6,627,265

Total Deposits	27,170,747	27,120,883	27,060,939	26,335,874
Short-term Borrowings	166,996	166,175	198,573	160,798
Long-term Borrowings	532,615	532,216	531,817	551,021

Total Borrowings	699,611	698,391	730,390	711,819
Operating Lease Liability	99,757	93,921	95,392	96,899
Other Liabilities	271,180	304,059	277,577	274,230

Total Liabilities	28,241,295	28,217,254	28,164,298	27,418,822

Preferred Equity	—	—	—	—
Common Equity	5,510,537	5,488,126	5,495,983	5,364,541

Total Shareholders’ Equity	5,510,537	5,488,126	5,495,983	5,364,541

Total Liabilities & Shareholders’ Equity	$33,751,832	$33,705,380	$33,660,281	$32,783,363

MEMO: Interest-bearing Liabilities	$21,138,625	$21,409,356	$21,217,699	$20,420,428

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Average Balance Sheets

	June 2026	March 2026	June 2025
	Q-T-D Average	Q-T-D Average	Q-T-D Average
Cash & Cash Equivalents	$2,166,377	$2,486,561	$2,285,499
Securities Available for Sale	3,306,377	3,089,155	3,017,191
Less: Allowance for credit losses	—	—	—

Net available for sale securities	3,306,377	3,089,155	3,017,191
Securities Held to Maturity	1,020	1,020	1,020
Less: Allowance for credit losses	(16)	(16)	(18)

Net held to maturity securities	1,004	1,004	1,002
Equity Securities	23,786	23,249	21,690
Other Investment Securities	309,340	307,199	297,214

Total Securities	3,640,507	3,420,607	3,337,097

Total Cash and Securities	5,806,884	5,907,168	5,622,596

Loans held for sale	34,273	26,283	35,730
Commercial Loans & Leases	19,174,662	19,129,811	18,393,910
Mortgage Loans	4,917,634	4,868,411	4,765,760
Consumer Loans	858,082	860,168	829,201

Gross Loans	24,950,378	24,858,390	23,988,871
Unearned income	(11,874)	(12,170)	(11,672)

Loans & Leases, net of unearned income	24,938,504	24,846,220	23,977,199
Allowance for Loan & Lease Losses	(299,614)	(297,537)	(310,398)

Net Loans	24,638,890	24,548,683	23,666,801
Goodwill	2,018,848	2,018,848	2,011,030
Other Intangibles	29,783	31,620	38,474
Operating Lease Right-of-Use Asset	88,433	88,864	86,025
Other Real Estate Owned	10,281	9,160	3,314
Bank Owned Life Insurance	554,079	548,690	539,238
Other Assets	558,830	549,895	581,160

Total Assets	$33,740,301	$33,729,211	$32,584,368

MEMO: Interest-earning Assets	$30,101,804	$30,108,538	$28,949,287

Interest-bearing Deposits	$20,505,605	$20,614,901	$19,605,123
Noninterest-bearing Deposits	6,672,733	6,518,574	6,597,595

Total Deposits	27,178,338	27,133,475	26,202,718
Short-term Borrowings	177,707	182,428	165,405
Long-term Borrowings	532,390	531,978	550,795

Total Borrowings	710,097	714,406	716,200
Operating Lease Liability	94,525	94,963	91,553
Other Liabilities	229,491	237,253	222,757

Total Liabilities	28,212,451	28,180,097	27,233,228

Preferred Equity	—	—	—
Common Equity	5,527,850	5,549,114	5,351,140

Total Shareholders’ Equity	5,527,850	5,549,114	5,351,140

Total Liabilities & Equity	$33,740,301	$33,729,211	$32,584,368

MEMO: Interest-bearing Liabilities	$21,215,702	$21,329,307	$20,321,323

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended			Six Months Ended
	June	March	June	June	June
	2026	2026	2025	2026	2025
Quarterly/Year-to-Date Share Data:
Earnings Per Share:
Basic	$0.95	$0.89	$0.85	$1.84	$1.44
Diluted	$0.95	$0.89	$0.85	$1.83	$1.44
Common Dividend Declared Per Share	$0.38	$0.38	$0.37	$0.76	$0.74
High Common Stock Price	$46.50	$45.92	$37.46	$46.50	$39.56
Low Common Stock Price	$41.12	$37.92	$30.50	$37.92	$30.50
Average Shares Outstanding (Net of Treasury Stock):
Basic	137,982,273	139,566,209	142,206,539	138,691,869	142,175,506
Diluted	138,417,644	140,092,196	142,444,497	139,162,099	142,465,543
Common Dividends	$52,606	$53,173	$52,746	$105,779	$106,082
Dividend Payout Ratio	40.04%	42.81%	43.69%	41.39%	51.74%

		June 30	March 31	December 31	June 30
		2026	2026	2025	2025
EOP Share Data:
Book Value Per Share		$40.24	$39.65	$39.29	$37.80
Tangible Book Value Per Share (non-GAAP) (1)		$25.29	$24.84	$24.63	$23.32
52-week High Common Stock Price		$46.50	$45.92	$40.52	$44.43
Date		06/26/26	02/06/26	12/18/25	11/25/24
52-week Low Common Stock Price		$34.10	$30.50	$30.50	$30.50
Date		10/16/25	04/04/25	04/04/25	04/04/25
EOP Shares Outstanding (Net of Treasury Stock):		136,942,149	138,431,009	139,880,247	141,909,452
Memorandum Items:
Employees (full-time equivalent)		2,754	2,749	2,740	2,760
Note:
(1) Tangible Book Value Per Share:
Total Shareholders’ Equity (GAAP)		$5,510,537	$5,488,126	$5,495,983	$5,364,541
Less: Total Intangibles		(2,047,439)	(2,049,277)	(2,051,115)	(2,055,858)

Tangible Common Equity (non-GAAP)		$3,463,098	$3,438,849	$3,444,868	$3,308,683
÷ EOP Shares Outstanding (Net of Treasury Stock)		136,942,149	138,431,009	139,880,247	141,909,452

Tangible Book Value Per Share (non-GAAP)		$25.29	$24.84	$24.63	$23.32

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended June 2026			Three Months Ended March 2026			Three Months Ended June 2025
Selected Average Balances and Yields:	Average Balance	Interest(1)	Average Rate(1)	Average Balance	Interest(1)	Average Rate(1)	Average Balance	Interest(1)	Average Rate(1)
ASSETS:
Earning Assets:
Federal funds sold and securities purchased under agreements to resell and other short-term investments	$1,916,842	$17,881	3.74%	$2,238,873	$20,710	3.75%	$2,026,613	$22,633	4.48%
Investment securities:
Taxable	3,310,627	29,535	3.57%	3,089,971	26,082	3.38%	3,022,963	26,706	3.53%
Tax-exempt	201,172	1,506	2.99%	204,728	1,502	2.94%	197,180	1,536	3.12%

Total securities	3,511,799	31,041	3.54%	3,294,699	27,584	3.35%	3,220,143	28,242	3.51%
Loans and loans held for sale, net of unearned income (2)	24,972,777	370,062	5.94%	24,872,503	368,415	6.00%	24,012,929	371,112	6.20%
Allowance for loan losses	(299,614)			(297,537)			(310,398)

Net loans and loans held for sale	24,673,163		6.01%	24,574,966		6.07%	23,702,531		6.28%

Total earning assets	30,101,804	$418,984	5.58%	30,108,538	$416,709	5.60%	28,949,287	$421,987	5.84%

Other assets	3,638,497			3,620,673			3,635,081

TOTAL ASSETS	$33,740,301			$33,729,211			$32,584,368

LIABILITIES:
Interest-Bearing Liabilities:
Interest-bearing deposits	$20,505,605	$126,141	2.47%	$20,614,901	$126,728	2.49%	$19,605,123	$139,156	2.85%
Short-term borrowings	177,707	1,425	3.22%	182,428	1,439	3.20%	165,405	1,488	3.61%
Long-term borrowings	532,390	5,319	4.01%	531,978	5,247	4.00%	550,795	6,015	4.38%

Total interest-bearing liabilities	21,215,702	132,885	2.51%	21,329,307	133,414	2.54%	20,321,323	146,659	2.89%

Noninterest-bearing deposits	6,672,733			6,518,574			6,597,595
Accrued expenses and other liabilities	324,016			332,216			314,310

TOTAL LIABILITIES	28,212,451			28,180,097			27,233,228
SHAREHOLDERS’ EQUITY	5,527,850			5,549,114			5,351,140

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$33,740,301			$33,729,211			$32,584,368

NET INTEREST INCOME		$286,099			$283,295			$275,328

INTEREST SPREAD			3.07%			3.06%			2.95%
NET INTEREST MARGIN			3.81%			3.80%			3.81%

(1)	The interest income and the yields on federally nontaxable loans and investment securities are presented on a fully tax-equivalent basis using the statutory federal income tax rate of 21%.
(2)	Nonaccruing loans are included in the daily average loan amounts outstanding.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Six Months Ended June 2026			Six Months Ended June 2025
Selected Average Balances and Yields:	Average Balance	Interest(1)	Average Rate(1)	Average Balance	Interest(1)	Average Rate(1)
ASSETS:
Earning Assets:
Federal funds sold and securities purchased under agreements to resell and other short-term investments	$2,076,968	$38,591	3.75%	$2,078,596	$46,359	4.50%
Investment securities:
Taxable	3,200,908	55,617	3.48%	3,035,442	53,617	3.53%
Tax-exempt	202,940	3,008	2.96%	197,533	3,021	3.06%

Total securities	3,403,848	58,625	3.44%	3,232,975	56,638	3.50%
Loans and loans held for sale, net of unearned income (2)	24,922,917	738,477	5.97%	23,757,712	723,419	6.13%
Allowance for loan losses	(298,581)			(309,318)

Net loans and loans held for sale	24,624,336		6.04%	23,448,394		6.21%

Total earning assets	30,105,152	$835,693	5.59%	28,759,965	$826,416	5.79%

Other assets	3,629,737			3,622,789

TOTAL ASSETS	$33,734,889			$32,382,754

LIABILITIES:
Interest-Bearing Liabilities:
Interest-bearing deposits	$20,559,951	$252,869	2.48%	$19,487,037	$275,444	2.85%
Short-term borrowings	180,054	2,864	3.21%	166,238	2,938	3.56%
Long-term borrowings	532,185	10,566	4.00%	552,694	11,869	4.33%

Total interest-bearing liabilities	21,272,190	266,299	2.52%	20,205,969	290,251	2.90%

Noninterest-bearing deposits	6,596,080			6,534,790
Accrued expenses and other liabilities	328,088			324,792

TOTAL LIABILITIES	28,196,358			27,065,551
SHAREHOLDERS’ EQUITY	5,538,531			5,317,203

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$33,734,889			$32,382,754

NET INTEREST INCOME		$569,394			$536,165

INTEREST SPREAD			3.07%			2.89%
NET INTEREST MARGIN			3.80%			3.75%

(1)	The interest income and the yields on federally nontaxable loans and investment securities are presented on a fully tax-equivalent basis using the statutory federal income tax rate of 21%.
(2)	Nonaccruing loans are included in the daily average loan amounts outstanding.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended						Six Months Ended
	June		March		June		June		June
	2026		2026		2025		2026		2025
Selected Financial Ratios:
Return on Average Assets	1.56%		1.49%		1.49%		1.53%		1.28%
Return on Average Shareholders’ Equity	9.53%		9.08%		9.05%		9.31%		7.78%
Return on Average Tangible Common Equity (non-GAAP) (1)	15.15%		14.40%		14.67%		14.77%		12.67%
Efficiency Ratio	47.78%		48.27%		48.37%		48.02%		50.64%
Price / Earnings Ratio	12.05	x	11.54	x	10.74	x	12.39	x	12.58	x
Note:
(1) Return on Average Tangible Common Equity:
(a) Net Income (GAAP)	$131,377		$124,200		$120,721		$255,577		$205,027
(b) Number of Days	91		90		91		181		181
Average Total Shareholders’ Equity (GAAP)	$5,527,850		$5,549,114		$5,351,140		$5,538,531		$5,317,203
Less: Average Total Intangibles	(2,048,631)		(2,050,468)		(2,049,504)		(2,049,544)		(2,055,208)

(c) Average Tangible Common Equity (non-GAAP)	$3,479,219		$3,498,646		$3,301,636		$3,488,987		$3,261,995
Return on Average Tangible Common Equity (non-GAAP) [(a) / (b)] x 365 / (c)	15.15%		14.40%		14.67%		14.77%		12.67%

			June 30 2026		March 31 2026		December 31 2025		June 30 2025
Selected Financial Ratios:
Loans & Leases, net of unearned income / Deposit Ratio			91.99%		91.68%		91.31%		91.32%
Allowance for Loan & Lease Losses/ Loans & Leases, net of unearned income			1.20%		1.20%		1.20%		1.28%
Allowance for Credit Losses (2)/ Loans & Leases, net of unearned income			1.35%		1.35%		1.35%		1.43%
Nonaccrual Loans / Loans & Leases, net of unearned income			0.40%		0.37%		0.39%		0.27%
90-Day Past Due Loans/ Loans & Leases, net of unearned income			0.05%		0.05%		0.02%		0.02%
Non-performing Loans/ Loans & Leases, net of unearned income			0.44%		0.41%		0.41%		0.28%
Non-performing Assets/ Total Assets			0.36%		0.34%		0.33%		0.23%
Primary Capital Ratio			17.15%		17.11%		17.15%		17.23%
Shareholders’ Equity Ratio			16.33%		16.28%		16.33%		16.36%
Price / Book Ratio			1.14	x	1.04	x	0.98	x	0.96	x

Note:

(2)	Includes allowances for loan losses and lending-related commitments.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended			Six Months Ended
	June	March	June	June	June
	2026	2026	2025	2026	2025
Mortgage Banking Data:
Loans originated	$108,143	$87,053	$116,591	$195,196	$192,494
Loans sold	102,154	89,095	108,180	191,249	199,801

		June 30	March 31	December 31	June 30
		2026	2026	2025	2025
Asset Quality Data:
EOP Non-Accrual Loans		$99,301	$91,170	$96,492	$64,014
EOP 90-Day Past Due Loans		11,346	11,664	4,974	4,253

Total EOP Non-performing Loans		$110,647	$102,834	$101,466	$68,267
EOP Other Real Estate Owned		10,212	10,390	8,857	6,331

Total EOP Non-performing Assets		$120,859	$113,224	$110,323	$74,598

	Three Months Ended			Six Months Ended
	June	March	June	June	June
	2026	2026	2025	2026	2025
Allowance for Loan & Lease Losses:
Beginning Balance	$299,599	$297,518	$310,424	$297,518	$271,844
Initial allowance for acquired PCD loans	—	—	—	—	17,518
Gross Charge-offs	(6,113)	(6,830)	(9,266)	(12,943)	(17,943)
Recoveries	1,055	1,135	915	2,190	1,551

Net Charge-offs	(5,058)	(5,695)	(8,351)	(10,753)	(16,392)
Provision for Loan & Lease Losses (1)	4,963	7,776	5,889	12,739	34,992

Ending Balance	299,504	299,599	307,962	299,504	307,962
Reserve for lending-related commitments	37,222	37,047	35,819	37,222	35,819

Allowance for Credit Losses (2)	$336,726	$336,646	$343,781	$336,726	$343,781

Notes:

(1)	Six months ended June 30, 2025 includes $18.7 million in provision for Piedmont acquired non-PCD loans.
(2)	Includes allowances for loan losses and lending-related commitments.